Exhibit 22.1
LIST OF SUBSIDIARY GUARANTORS

Guaranteed Securities

The following securities (collectively, the “Magnera Senior Secured Notes”) issued by the respective entities listed below were outstanding as of September 27, 2025.

Description of Notes	Issuer
7.25% First Priority Senior Secured Notes due 2031 (the “7.25% Notes”)	Treasure Merger Sub II, LLC, a Delaware limited liability company and wholly-owned subsidiary of Magnera Corp. (“Treasure Merger Sub”)
4.75% First Priority Senior Secured Notes due 2029 (the “4.75% Notes”)	Magnera Corp., a Pennsylvania corporation (the “Company”)

Obligors

As of September 27, 2025, the obligors under the Magnera Senior Secured Notes consisted of the Company, as issuer of the 4.75% Notes and as a guarantor of the 7.25% Notes, Treasure Merger Sub as issuer of the 7.25% Notes, and the Company’s subsidiaries listed in the following table:

Name	Jurisdiction	Obligor Type
AVINTIV INC.	Delaware	Guarantor
AVINTIV Acquisition LLC	Delaware	Guarantor
AVINTIV Specialty Materials, LLC	Delaware	Guarantor
Magnera Film Products Acquisition Company, Inc. (f/k/a Berry Film Products Acquisition Company, Inc.)	Delaware	Guarantor
Magnera Film Products Company, Inc. (f/k/a Berry Film Products Company, Inc.)	Delaware	Guarantor
Chicopee, LLC	Delaware	Guarantor
Dominion Textile (USA), L.L.C.	Delaware	Guarantor
Fabrene, L.L.C.	Delaware	Guarantor
Fiberweb, LLC	Delaware	Guarantor
Glatfelter Advanced Materials N.A., LLC	Delaware	Guarantor
Glatfelter Composite Fibers NA, Inc.	Delaware	Guarantor
Glatfelter Digital Solutions, LLC	Delaware	Guarantor
Glatfelter Mt. Holly LLC	Delaware	Guarantor
Glatfelter Sontara Old Hickory, Inc.	Delaware	Guarantor
Old Hickory Steamworks, LLC	Delaware	Guarantor
PGI Europe, LLC	Delaware	Guarantor
PGI Polymer, LLC	Delaware	Guarantor
PHG Tea Leaves, Inc.	Delaware	Guarantor
Treasure Merger Sub II, LLC	Delaware	Issuer
Magnera Aschersleben GmbH (f/k/a Berry Aschersleben GmbH)	Germany	Guarantor
Magnera Dombühl GmbH (f/k/a Berry Dombühl GmbH)	Germany	Guarantor
Magnera Europe GmbH (f/k/a Berry Europe GmbH)	Germany	Guarantor
Fabrene, Inc.	Canada	Guarantor
Fiberweb Berlin GmbH	Germany	Guarantor
FIBERWEB GEOSYNTHETICS LIMITED	UK	Guarantor
Fiberweb Holdings Limited	UK	Guarantor
FIBERWEB LIMITED	UK	Guarantor
Glatfelter Berlin GmbH	Germany	Guarantor
Glatfelter Caerphilly Limited	UK	Guarantor
Glatfelter Dresden GmbH	Germany	Guarantor
Glatfelter Falkenhagen GmbH	Germany	Guarantor
GLATFELTER GATINEAU LTÉE	Canada	Guarantor
Glatfelter Gernsbach GmbH	Germany	Guarantor
Glatfelter Lydney, Ltd.	UK	Guarantor
Glatfelter Services GmbH	Germany	Guarantor
Glatfelter Steinfurt GmbH	Germany	Guarantor
HHS German Holdings GmbH	Germany	Guarantor
PGI ACQUISITION LIMITED	UK	Guarantor
Terram Limited	UK	Guarantor
Glatfelter Industries Asheville, Inc.	North Carolina	Guarantor
Providencia USA, Inc.	North Carolina	Guarantor
Magnera Corporation	Pennsylvania	Guarantor / Issuer

Pledged Security Collateral

As of September 27, 2025, the obligations under the Magnera Senior Secured Notes were secured by pledges of the capital stock of the following affiliates of the Company:

Issuer	Owner	Number of Issuer Certificate	Number and Class of Equity Interest	Percentage of Equity Interests Pledged
GW Partners, LLC	Glatfelter Corporation (to be renamed Magnera Corporation)	N/A	N/A; Limited liability company interest	100%
Glatfelter Holdings, LLC	Glatfelter Corporation (to be renamed Magnera Corporation)	2	N/A; Limited liability company interest	100%
Glatfelter Advanced Materials N.A., LLC	Glatfelter Corporation (to be renamed Magnera Corporation)	N/A	N/A; Limited liability company interest	100%
Glatfelter Mt. Holly LLC	Glatfelter Corporation (to be renamed Magnera Corporation)	N/A	N/A; Limited liability company interest	100%
Glatfelter Digital Solutions, LLC	Glatfelter Corporation (to be renamed Magnera Corporation)	N/A	N/A; Limited liability company interest	100%
Treasure Merger Sub II, LLC	Glatfelter Corporation (to be renamed Magnera Corporation)	N/A	N/A; Limited liability company interest	100%
Glatfelter Composite Fibers NA, Inc.	Glatfelter Corporation (to be renamed Magnera Corporation)	1	1,000 shares of common stock authorized; 500 shares issued	100%
PHG Tea Leaves, Inc.	Glatfelter Corporation (to be renamed Magnera Corporation)	3	1,000 shares of common stock	100%
Glatfelter Sontara Old Hickory, Inc.	PHG Tea Leaves, Inc.	2	100 shares of common stock	100%
Glatfelter Industries Asheville, Inc.	PHG Tea Leaves, Inc.	8	16,000 shares of common stock	100%
Glatfelter Luxembourg S.À.R.L	PHG Tea Leaves, Inc.	N/A	12,501 shares	65%
Glatfelter Gatineau Ltée	PHG Tea Leaves, Inc.	C-3	42,396,408 shares	100%
Glatfelter Holding (Luxembourg) AG	PHG Tea Leaves, Inc.	N/A	3,229 shares	65%
Glatfelter Russia, LLC	PHG Tea Leaves, Inc.	N/A	1,666,000 shares	65%
Glatfelter Russia, LLC	Glatfelter Composite Fibers NA, Inc.	N/A	25,500	65%
Berry Film Products Company, Inc.	Treasure Merger Sub II, LLC	Lost.	Lost.	100%
Berry Film Products Acquisition Company, Inc.	Berry Film Products Company, Inc.	Lost.	Lost.	100%
Berry Holding Company do Brasil Ltda.	Berry Film Products Company, Inc.	Lost	Lost	65%
Tyco Acquisition Alpha LLC	Berry Film Products Company, Inc.	N/A	N/A; Limited liability company interest	100%
Rafypak, S.A. de C.V.	Berry Film Products Company, Inc.	Lost.	Lost.	65%
AVINTIV INC.	Treasure Merger Sub II, LLC	Lost.	Lost.	100%
AVINTIV Acquisition LLC	AVINTIV INC.	N/A	N/A; Limited liability company interest	100%
AVINTIV Specialty Materials, LLC	AVINTIV Acquisition LLC	N/A	N/A; Limited liability company interest	100%
PGI Polymer, LLC	AVINTIV Specialty Materials, LLC	N/A	N/A; Limited liability company interest	100%
Fabrene, Inc.	AVINTIV INC.	Lost.	Lost.	100%
HHS German Holdings GmbH	AVINTIV INC.	Lost.	Lost.	65%
Chicopee, LLC	PGI Polymer, LLC	N/A	N/A; Limited liability company interest	100%
Providencia USA, Inc.	Chicopee, LLC	02	122,031,984,000 shares	100%
Dominion Textile (USA), L.L.C.	Chicopee, LLC	N/A	N/A; Limited liability company interest	100%
PGI Europe, LLC	Chicopee, LLC	N/A	N/A; Limited liability company interest	100%
Fabrene, L.L.C.	Chicopee, LLC	N/A	N/A; Limited liability company interest	100%
Chicopee Asia, Limited	Chicopee, LLC	1	10,000 shares	65%
Chicopee Holdings B.V.	PGI Europe, LLC	Lost.	Lost.	65%
PGI Spain S.L.U.	PGI Europe, LLC	Lost.	Lost.	65%
Fiberweb Geosynthetics Limited	PGI Europe, LLC	Lost.	Lost.	65%
Fiberweb, LLC	PGI Europe, LLC	N/A	N/A; Limited liability company interest	100%
Old Hickory Steamworks, LLC	Fiberweb, LLC	N/A	N/A; Limited liability company interest	100%
PGI Nonwovens (Mauritius)	PGI Polymer, LLC	3A	2 shares	65%
Fiberweb Holdings Limited	PGI Europe, LLC	Lost.	Lost.	65%
Terram Limited	PGI Europe, LLC	Lost.	Lost.	65%
PGI Acquisition Limited	PGI Europe, LLC	4	65 ordinary share	65%